Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
the WaMu Savings Plan:
We consent to the incorporation by reference in the registration statements No. 33-01776 and No. 333-31656 on Form S-8 of JPMorgan Chase & Co. and registration statement No. 333-150507 on Form S-8 of Washington Mutual Inc. of our report dated June 17, 2010, relating to the statements of net assets available for benefits of the WaMu Savings Plan as of December 31, 2009, and the related statements of changes in net assets available for benefits for the year then ended, and all related schedules, which report appears in the December 31, 2009 Annual Report on Form 11-K of the WaMu Savings Plan.

/s/ Meaden & Moore, Ltd.
Cleveland, Ohio
June 24, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
the WaMu Savings Plan:
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-150507) of Washington Mutual Inc. of our report dated June 29, 2009, relating to the financial statements as of and for the year ended December 31, 2008, appearing in this 2009 Annual Report on Form 11-K of WaMu Savings Plan.

/s/ Moss Adams, LLP
Everett, Washington
June 24, 2010

34